Exhibit 99.1

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MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Savings Time, on July 24, 2007.

Vote by Internet • Log on to the Internet and go to www.investorvote.com
• Follow the steps outlined on the secured website.
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Annual Meeting Proxy Card	C0123456789	12345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

 A  Proposals — The Board of Directors recommends a vote FOR Proposals 1–3 and FOR all the nominees listed.

	For	Against	Abstain
1. Proposal to adopt the Agreement and Plan of Merger by and between LSB Bancshares, Inc. and FNB Financial Services Corporation dated February 26, 2007, as may be amended from time to time.	☐	☐	☐	4. Election of Directors to serve until the 2010 Annual Meeting.			+

					For	Withhold
2.  Proposal to amend the Articles of Incorporation, as amended to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested elections.
	☐	☐	☐	01 — Michael S. Albert 02 — Robert C. Clark 03 — John W. Thomas III	☐ ☐ ☐	☐ ☐ ☐

3. Proposal to amend the Amended and Restated Bylaws to provide that directors be elected annually.	☐	☐	☐

B Non-Voting Items
In their discretion, the proxies are authorized to vote upon such other business and matters as may properly come before the meeting or at any adjournment(s) thereof.
Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please be sure to sign and date this Proxy. Please sign exactly as your name(s) appear(s) above. When shares are held by joint owners, both should sign. When signing as an executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/	/

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — LSB Bancshares, Inc.

ONE LSB PLAZA, LEXINGTON, NORTH CAROLINA 27292
This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Burr W. Sullivan and Julius S. Young, Jr. and each of them, as proxies (and if the undersigned is a proxy, as substitute proxies), with power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse, all the shares of LSB BANCSHARES, INC. held of record by the undersigned at the close of business on June 7, 2007 at the Annual Meeting of Shareholders to be held on July 25, 2007 at 10:00 A.M., Eastern Daylight Savings Time, at the headquarters of LSB Bancshares, Inc., and at any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for all Proposals and for all nominees for Director.
The shares represented by the accompanying proxy card will be voted at the Annual Meeting if the proxy card is properly signed, dated and received by Computershare, Bancshares’ transfer agent, prior to the time of the meeting. If a shareholder is a participant in the LSB Bancshares, Inc. Direct Stock Purchase Plan or a participant in the Lexington State Bank Employees’ 401(k) Plan (the “Bank Savings Plan”), the proxy represents the number of shares of Common Stock in the shareholder’s Direct Stock Purchase Plan account, the number of shares of Common Stock in the shareholder’s account under the Bank Savings Plan and the number of shares of Common Stock held of record directly by the shareholder. Shares allocated to participant accounts in the Bank Savings Plan will be voted by the trustee of the Bank Savings Plan in accordance with the instructions received from participants who timely return their proxy cards to Computershare or timely indicate their voting instructions pursuant to the internet or telephone voting procedures. Shares of Common Stock held under the Bank Savings Plan for which no voting instructions are received will be voted by the trustee in the same proportion as the shares held under that plan for which voting instructions are received. Shareholders’ voting instructions will be held in strict confidence.
PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.